Exhibit 5.1

June     , 2004

Board of Directors

SI Financial Group, Inc.

803 Main Street

Willimantic, Connecticut 06226

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for SI Financial Group, Inc., a federally chartered stock holding company in organization (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) initially filed on                     , 2004, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of up to 4,496,500 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”). The Registration Statement also relates to the proposed issuance by the Company of up to 224,825 shares of Common Stock to SI Financial Group Foundation, a privately-owned charitable foundation to be formed in connection with the transaction. The issuances are both pursuant to the Plan of Reorganization and Minority Stock Issuance, as amended and restated.

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s proposed Charter; (ii) the Company’s proposed Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Incorporators of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Reorganization and Minority Stock Issuance, as amended and restated; (vi) the trust agreement for Savings Institute’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; (vii) the form of stock certificate approved by the Incorporators of the Company to represent shares of Common Stock; and (viii) the gift instrument whereby shares of Common Stock will be contributed to SI Financial Group Foundation. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors

SI Financial Group, Inc.

                    , 2004

In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than federal law. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares of Common Stock, the Registration Statement, as finally amended, will have become effective under the Act.

Based upon and subject to the foregoing, it is our opinion that, upon the due adoption by the Incorporators of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings and contributed to SI Financial Group Foundation, such shares when issued and sold, or contributed in the case of SI Financial Group Foundation, in the manner described in the Registration Statement, or in the accordance with the gift instrument in the case of SI Financial Group Foundation, in each case will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus, which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Reorganization and Minority Stock Issuance, as amended and restated, that is filed pursuant to Rule 462(b) of the Act. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MULDOON MURPHY FAUCETTE & AGUGGIA LLP